UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2007
FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)
(704) 688-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     As previously announced, Robert E. James, Jr., President and Chief Executive Officer, and Stephen M. Rownd, Executive Vice President and Chief Banking Officer, of First Charter Corporation (the “Corporation”) will provide a presentation at the KBW Eighth Annual Community Bank Investor Conference on Tuesday, July 31, 2007 at 3:00pm EST in New York City. They will discuss the Corporation’s financial results, strategic plans, and other business information. The presentation will be simultaneously webcast on the Corporation’s website, www.firstcharter.com under the Investor Relations section. The slide package prepared for use by the Corporation’s executives at this presentation is posted to the Corporation’s website, and the slides are also furnished herewith as Exhibit 99.1. In addition, all of the information in the presentation is presented as of July 31, 2007, and the Corporation does not assume any obligation to update such information in the future.
     The information included herein, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Slide Package prepared for use by First Charter Corporation executive management at the KBW Eighth Annual Community Bank Investor Conference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION
By:	/s/ Stephen J. Antal
Stephen J. Antal
Executive Vice President, General Counsel, and Secretary

Dated: July 31, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide Package prepared for use by First Charter Corporation executive management at the KBW Eighth Annual Community Bank Investor Conference.